Exhibit 99.1 Alliance HealthCard, Inc. Press Release Dated November 13, 2008
Alliance HealthCard, Inc. Announces Acquisition of Access Plans USA, Inc.
For Immediate Release
NORMAN, OK —November 13, 2008 — Alliance HealthCard, Inc. (OTCBB: ALHC), a national marketing company specializing in the design, distribution and marketing of a broad range of consumer discount services announced today the signing of a definitive agreement for the acquisition of Access Plans USA, Inc. (NASDAQ: AUSA). Access Plans develops and distributes consumer driven discount plans on a variety of health related services such as medical, dental, pharmacy and vision care and manages its own proprietary dental and vision networks. Additionally, the company manages the largest independent agent network in the country for the marketing of individual major medical health insurance.
The agreement provides that at closing, Alliance will issue up to 7.25 million shares of its common stock to Access Plans shareholders. It is expected that at closing, which is expected to occur in the first calendar quarter of 2009, Access Plans shareholders will own approximately one-third of the total outstanding shares of Alliance.
Danny Wright, Chairman and CEO of Alliance, said “The addition of Access Plans to our platform gives us accretive opportunities through additional vertical integration and consolidation as well as enhanced shareholder value opportunity through greater top line revenue, earnings growth and expanded share float. We are totally focused on the fundamentals that drive share price and are confident that the metrics of this transaction meet the criteria for both companies.”
The closing of the transaction is contingent on approval by Access Plans shareholders, Access Plans expected divestiture of its Regional Healthcare Division and other matters.
About Alliance HealthCard
Alliance HealthCard, Inc. (OTCBB: ALHC) is a leading provider of consumer membership plans offering access to networks which provide discounts to the consumer on a variety of products and services ranging from medical, dental and pharmacy to groceries, restaurants, travel, automotive and a host of others. The company also designs and markets in its consumer package specialty insurance and warranty products on the goods its marketing clients sell to their customers. The Company’s plans are sold to consumers primarily through retail, rent to own, financial and consumer finance clients. Alliance HealthCard performs turnkey programs including design and fulfillment of marketing pieces and collateral support material, network support, customer service, regulatory compliance, and billing. Alliance HealthCard was listed number 15, on the 2008 Atlanta Journal Constitution’s top 100 list of Georgia public companies and recently announced the move of its executive offices to Norman, Oklahoma. For more information on Alliance HealthCard, Inc. please visit: www.alliancehealthcard.com.
About Access Plans USA
Access Plans USA (NASDAQ: AUSA) distributes a broad array of health insurance products to individuals and families and non-insurance health care discount programs to affordably address the needs of uninsured or underinsured individuals. The company is committed to providing products and administrative services that work for our customers. For more information on Access Plans USA, Inc. please visit: www.accessplansusa.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act:
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.

Contact:Tom Kiser	Contact: Nancy Zalud
Alliance HealthCard	Access Plans USA
770-734-9255 ext. 206	972-915-3218
tkiser@alliancehealthcard.com	nzalud@accessplansusa.com